EXHIBIT 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We have issued our report dated February 7, 1997, accompanying the financial statements of Pinnacle Management & Trust Company contained in the Registration Statement and Prospectus of Pinnacle Global Group, Inc. on Form S-4 (File No. 333-65417), which is incorporated by reference in this Registration Statement on Form S-8 relating to the Pinnacle Global Group, Inc. 1998 Incentive Plan. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.




                                          /s/Grant Thornton LLP

                                          GRANT THORNTON LLP

Houston, Texas
February  12, 1999